UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2009

SONIC AUTOMOTIVE, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-13395	56-201079
(Commission File Number)	(IRS Employer Identification No.)

6415 Idlewild Road, Suite 109 Charlotte, North Carolina	28212
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 566-2400

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 30, 2009, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Sonic Automotive, Inc. (“Sonic”) established objective criteria for the determination of performance-based cash bonuses under the Sonic Automotive, Inc. Incentive Compensation Plan (the “Incentive Compensation Plan”) for the year ending December 31, 2009 for Messrs. O. Bruton Smith, B. Scott Smith, David P. Cosper, Jeff Dyke and David B. Smith (the “Executive Officers”).

The specific annual performance goals established by the Committee are based upon the achievement of defined earnings per share levels aligned with levels of reported actual volume of industry-wide new vehicle sales volume in the United States during the 2009 calendar year and customer satisfaction performance levels. If the minimum performance level specified by the Compensation Committee for a particular performance component is not achieved, the Executive Officers will not receive any cash bonus for that performance component pursuant to the Incentive Compensation Plan. For performance between specified levels within a performance component, the Executive Officer will receive a pro rata bonus for that performance component.

Under the defined earnings per share component, each Executive Officer will be eligible to receive a cash bonus ranging from 35% to a maximum of 130% of his respective annual base salary, if Sonic achieves the defined earnings per share target levels.

Under the customer satisfaction performance component, each Executive Officer will be eligible to receive a cash bonus ranging from 10% to a maximum of 30% of his respective annual base salary, if established percentages of Sonic’s dealerships in its major brands meet or exceed customer satisfaction performance objectives, as reported by the respective manufacturers for such brands.

The Compensation Committee also approved grants of stock option awards under the Sonic Automotive, Inc. 2004 Stock Incentive Plan, as amended (the “2004 Stock Incentive Plan”) to Messrs. O. Bruton Smith, B. Scott Smith, David P. Cosper, Jeff Dyke and David B. Smith that gives each executive officer the option to purchase 183,333, 158,333, 116,667, 125,000 and 100,833 shares of Class A common stock, respectively, at $1.81 per share (the closing share price on the date of grant). These options to purchase Class A common stock vest in three equal annual installments beginning on March 30, 2010 and expire on March 30, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONIC AUTOMOTIVE, INC.

By:	/s/ Stephen K. Coss
Stephen K. Coss
Senior Vice President and General Counsel

Dated: April 3, 2009

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